UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063.	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave

East Hanover, NJ 07936

 (Address of Principal Executive Offices)

(973) 396-1720

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 9, 2018, SilverSun Technologies, Inc. (the “Company”) received a letter (the “Letter”) from the staff of The Nasdaq Capital Market (the “Exchange”) regarding non-compliance with Nasdaq Listing Rule 5635(c) (the “Rule”), related to the Company’s grant of restricted stock to employees on January 18, 2018, representing an aggregate of 1,000 shares of the Company’s common stock (the “Equity Awards”). The Exchange has confirmed that the Company has regained compliance with the Rule after the Company notified the Exchange that the Equity Awards were retired and the Company cancelled the share certificates evidencing the Equity Awards. The matter is now closed. The notification had no effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: November 13, 2018	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer and